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                                                                    EXHIBIT 99.1

For Immediate Release

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CONTACTS:
Maili Bergman                                            Mike Overby
Director of Investor Relations                           Chief Financial Officer
408.434.5158 (voice)                                     408.434.5112 (voice)
408.434.5005 (fax)                                       408.434.5005 (fax)
maili.bergman@adept.com                                  mike.overby@adept.com
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 ADEPT TECHNOLOGY FILES AMENDMENT TO REGISTRATION STATEMENT FOR PUBLIC OFFERING

(SAN JOSE, CA) February 8, 2001--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a designer and manufacturer of intelligent automation products, today announced that it has filed a second amendment to its registration statement filed with the Securities and Exchange Commission on October 26, 2000, for a proposed public offering of 2,000,000 shares of its common stock. All of these shares will be offered by Adept. The offering will be managed by Lehman Brothers and U.S. Bancorp Piper Jaffray. Adept has granted the underwriters a 30-day option to purchase up to 300,000 additional shares of common stock solely to cover any over-allotments.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. When available, a copy of the preliminary prospectus may be obtained from the offices of Lehman Brothers, c/o ADP Financial Services, Attn: Prospectus Fulfillment, 55 Mercedes Way, Edgewood, NY 11717.

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